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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated July 12, 2016 relating to the financial statements, which appears in GMS Inc.'s Annual Report on Form 10-K for the year ended April 30, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA
February 21, 2017

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  Exhibit 23.1